UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 22, 2017

Commission	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification
File No.		Number
1-5007		59-0475140

TAMPA ELECTRIC COMPANY

(a Florida corporation)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On March 22, 2017, Tampa Electric Company (“Tampa Electric”) amended and restated its $325 million bank credit facility, entering into a Fifth Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., The Bank of Nova Scotia and Royal Bank of Canada, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A. as Syndication Agent, MUFG Union Bank, N.A., The Bank of Nova Scotia, and Royal Bank of Canada as Documentation Agents, and the following lenders: Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Royal Bank of Canada, MUFG Union Bank, N.A., The Bank of Nova Scotia, Morgan Stanley Bank, N.A., Suntrust Bank, The Bank of New York Mellon, Bank of America N.A., Canadian Imperial Bank of Commerce, and The Toronto-Dominion Bank, New York Branch. The amendment extends the maturity date of the credit facility from December 17, 2018 to March 22, 2022 (subject to further extension with the consent of each lender) and makes other technical changes. The foregoing description of the amended agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information in Item 1.01 with respect to the Tampa Electric $325 million Fifth Amended and Restated Credit Agreement dated as of March 22, 2017 is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

10.1	Fifth Amended and Restated Credit Agreement dated as of March 22, 2017, among Tampa Electric Company, as Borrower, with Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders and LC Issuing Banks party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMPA ELECTRIC COMPANY
(Registrant)

Date: March 31, 2017	By: /s/ Kim M. Caruso
Kim M. Caruso
Treasurer